For Release on November 11, 2005	Exhibit 99.l
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS
New York, NY — November 11, 2005 — Town Sports International Holdings, Inc. (“TSI” or “the Company”), a leading owner of health clubs located primarily in major cities from Washington, DC north through New England, operating under the New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs brands, announced its results for the quarter ended September 30, 2005.
Third quarter 2005 revenue grew 9.5% to $98.2 million from $89.7 million during the same period last year. For the nine months ended September 30, 2005, revenue grew 9.7% to $290.0 million from $264.3 million during the same period last year.
“Our total member count which stands at 410,000 continues to grow. Year-on-year, we have added 32,000 members for an 8.5% increase in the prior twelve months” said Bob Giardina CEO of TSI “In addition, we are excited about the performance of our seven new clubs opened or acquired in the last twelve months. We look forward to the openings of the next six facilities currently under construction and planned to open in the next two quarters.”
Three and Nine Months Ended September 30, 2005, Financial Highlights:
Total revenue for the third quarter grew 9.5% to $98.2 million and total revenue for the first nine months of 2005 grew 9.7% to $290.0 million from $264.3 million during the same period last year. The increases in revenue were driven by growth in membership revenue and ancillary club revenue.
•	Membership revenue for the third quarter grew 9.3% to $81.0 million from $74.1 million in Q3 2004. Year-to-date membership revenue grew 8.5% to $239.2 million from $220.4 million during the same period last year.

•	Ancillary club revenue for the third quarter grew 15.0% to $16.2 million from $14.1 million in Q3 2004. Year-to-date ancillary club revenue totaled $47.9 million, up 17.6% from $40.7 million during the prior-year period.

•	Same-club revenue increased 6.1% during the third quarter compared to the prior-year period and 6.4% for the first nine months of 2005 compared to the prior period.
Total operating expenses during Q3 2005 totaled $89.0 million compared to $78.6 in Q3 2004. Year-to-date operating expenses totaled $260.7 million compared with $238.4 million for the same period last year.
•	Payroll and related expenses totaled $38.4 million in Q3 2005 compared to $33.8 million in Q3 2004. Year-to-date payroll and related expenses totaled $114.0 million compared with $104.3 million during the same period last year.

•	Club operating expenses totaled $34.1 million for Q3 2005 compared to $29.8 for the same period last year. Year-to-date club operating expenses totaled $97.3 million compared with $86.7 million during the prior-year period.

•	General and administrative expenses totaled $6.7 million for the third quarter compared to $6.1 million in the prior-year period. For the nine months ended September 30, 2005, general and administrative expenses totaled $19.8 million compared with $18.2 million in the prior-year period.

•	Depreciation and amortization expenses totaled $9.9 million during Q3 2005 compared to $8.9 million in Q3 2004. Year-to-date depreciation and amortization expenses were $29.7 million compared with $27.3 million in the prior-year period.
Cash flow from operations for the nine months ended September 30, 2005 grew 14.5% to $57.8 from $50.5 million for the same period last year.
Adjusted EBITDA for Q3 2005 decreased 3.1% to $19.6 million from $20.2 million in Q3 2004.
•	Year-to-date adjusted EBITDA grew 6.3% to $61.4 million from $57.8 million for the same period last year.

•	As a percentage of total revenue, adjusted EBITDA margin was 19.9% in Q3 2005, down from 22.4% in Q3 2004. Year-to-date Adjusted EBITDA margin was 21.2%, down from 21.8% for the same period last year.

The Company will hold a conference call on, Monday, November 14, 2005 at 2:30 PM (Eastern) to discuss the third quarter 2005 results. Robert Giardina, chief executive officer, and Richard Pyle, chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section in the “About us” section of its Website at www.mysportsclubs.com. A replay of the call will be available via the Company’s Website beginning at 5:00 PM (Eastern) on November 14, 2005.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. (TSI) is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States. In addition to New York Sports Clubs, TSI operates under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, with 137 clubs and more than 410,000 members in the U.S. In addition, the Company operates three facilities in Switzerland. For more information on TSI visit www.mysportsclubs.com
Town Sports International Holdings, Inc., New York
Investor Contact:
investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2004 and September 30, 2005
(All figures $’000s except share and per share data)

	December 31,	September 30,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,506	$68,866
Accounts receivable (less allowance for doubtful accounts of $2,647 and $2,689 as of December 31, 2004 and September 30, 2005, respectively)	1,955	4,864
Inventory	655	550
Prepaid corporate income taxes	5,645	1,987
Prepaid expenses and other current assets	8,971	12,015

Total current assets	74,732	88,282
Fixed assets, net	226,253	237,528
Goodwill	47,494	49,967
Intangible assets, net	931	913
Deferred tax asset, net	12,735	23,035
Deferred membership costs	12,017	11,714
Other assets	16,794	15,706

Total assets	$390,956	$427,145

Liabilities and Stockholders’ Deficit
Current Liabilities:
Current portion of long-term debt and capital lease obligations	$1,225	$1,270
Accounts payable	10,555	6,321
Accrued expenses	22,402	29,429
Accrued interest	5,217	11,483
Deferred revenue	28,294	36,363

Total current liabilities	67,693	84,866
Long-term debt and capital lease obligations	395,236	406,067
Deferred lease liabilities	36,009	43,551
Deferred revenue	3,298	2,916
Other liabilities	5,737	6,858

Total liabilities	507,973	544,258

Commitments and contingencies
Stockholders’ deficit:
Class A voting common stock, $.001 par value; issued and outstanding 1,312,289 and 1,309,123 shares at December 31, 2004 and September 30, 2005, respectively	1	1
Paid-in capital	(113,900)	(114,087)
Unearned compensation	(292)	(254)
Accumulated other comprehensive income (currency translation adjustment)	916	422
Accumulated deficit	(3,742)	(3,195)

Total stockholders’ deficit	(117,017)	(117,113)

Total liabilities and stockholders’ deficit	$390,956	$427,145

TOWN SPORTS INTERNATIONAL HOLDINDS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and CONSENDED CONSOLIDATED STATEMENTSOF COMPREHENSIVE INCOME (LOSS)
For the three and nine months ended September 30, 2004 and 2005
(All figures $’000s)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues:
Club Operations	$88,205	$97,212	$261,126	$287,121
Fees and Other	1,471	988	3,184	2,921

	89,676	98,200	264,310	290,042

Operating Expenses:
Payroll and related	33,813	38,388	104,256	113,952
Club operating	29,848	34,146	86,665	97,314
General and administrative	6,104	6,653	18,228	19,796
Depreciation and amortization	8,851	9,850	27,271	29,673
Goodwill impairment	—	—	2,002	—

	78,616	89,037	238,422	260,735

Operating Income	11,060	9,163	25,888	29,307
Interest expense	10,311	10,485	29,174	31,113
Interest income	(221)	(618)	(510)	(1,452)
Equity in the earnings of investees and rental income	(407)	(446)	(1,090)	(1,321)

Income (loss) before provision (benefit) for corporate income taxes	1,377	(258)	(1,686)	967
Provision (benefit) for corporate income taxes	687	(135)	(808)	420

Net income (loss)	$690	$(123)	$(878)	$547

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2004 and 2005
(All figures $’000s)
(Unaudited)

	Nine months ended
	September 30,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$(878)	$547

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,271	29,673
Interest expense on Senior Discount Notes	9,146	11,495
Goodwill impairment	2,002	—
Compensation expense incurred in connection with stock options	29	35
Noncash rental expense, net of noncash rental income	363	1,079
Amortization of debt issuance costs	1,178	1,227
Net changes in certain operating assets and liabilities	6,617	16,391
(Increase) decrease in deferred tax asset	1,839	(10,300)
Decrease in deferred membership costs	643	303
Increase in reserve for self-insured liability claims	845	1,496
Landlord contributions to tenant improvements	2,112	6,389
Other	(661)	(513)

Total adjustments	51,384	57,275

Net cash provided by operating activities	50,506	57,822

Cash flows from investing activities:
Capital expenditures, net of effect of acquired businesses	(23,754)	(40,773)
Acquisition of businesses	(3,726)	(3,861)

Net cash used in investing activities	(27,480)	(44,634)

Cash flows from financing activities:
Proceeds from 11.0% Senior Discount Note offering	120,729	—
Proceeds from stock option exercises	539	—
Redemption of Series A and Series B preferred stock	(50,635)	—
Common stock distribution	(68,943)	—
Repurchase of common stock	(53)	(184)
Repayment of borrowings	(3,055)	(959)
Costs related to a planned equity offer	—	(685)

Net cash used in financing activities	(1,418)	(1,828)

Net increase in cash and cash equivalents	21,608	11,360
Cash and cash equivalents at beginning of period	40,802	57,506

Cash and cash equivalents at end of period	$62,410	$68,866

Summary of change in certain operating assets and liabilities; net of effects of acquired businesses:
Increase in accounts receivable	$(1,111)	$(2,803)
Decrease in inventory	43	109
Decrease (increase) in prepaid expenses, prepaid income taxes, and other current assets	(3,590)	155
Increase in accounts payable, accrued expenses and accrued interest	8,448	11,532
Increase in deferred revenue	2,827	7,398

Net changes in certain operating assets and liabilities	$6,617	$16,391

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. and SUBSIDIARIES
Reconciliation of Net Income (Loss) to Adjusted EBITDA
For the three and nine months ended September 30, 2004 and 2005
(All figures $’000s)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2004	2005	% Chg.	2004	2005	% Chg.
Net income (loss)	$690	$(123)		$(878)	$547
Provision (benefit) for corporate income taxes	687	(135)		(808)	420
Interest expense, net of interest income	10,090	9,867		28,664	29,661
Goodwill impairment	—	—		2,002	—
Depreciation and amortization	8,851	9,850		27,271	29,673
Noncash rental expense, net of noncash rental income	(117)	111		363	1,079
Noncash compensation expense incurred in in connection with stock options	10	10		29	35
Distribution to option holders classified as payroll	—	—		1,144	—

Adjusted EBITDA	$20,211	$19,580	(3.1%)	$57,787	$61,415	6.3%

Adjusted EBITDA Margin	22.4%	19.9%		21.8%	21.2%
Non GAAP Financial Measures:
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA provides useful information regarding our operating performance and financial condition. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income (loss) or cash flow data prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) or as a measure of our profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as defined above) certain items of income and expense consisting of: (i) noncash deferred rental expense, net of noncash deferred rental income, (ii) noncash compensation expense incurred in connection with stock options, (iii) distribution to option holders classified as payroll and (iv) goodwill impairment charges. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. Adjusted EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. Adjusted EBITDA is substantially similar to a metric used by our lenders when assessing our compliance with debt covenants. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows or other consolidated income (loss) or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. Additionally, investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of consolidated revenue.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside our control, including the level of market demand for our services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company. The information contained herein represents management’s best judgment as of the date hereof based on information currently available. However, we do not intend to update this information to reflect development or information obtained after the date hereof and we disclaim any legal obligation to the contrary.